             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/  / Preliminary Proxy Statement
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     14a-6(e)(2))
/x / Definitive Proxy Statement
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/  / Soliciting Material Pursuant to Section 240.14a-12

                               MAXXAM Inc.
-----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

/x / No fee required.

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     11.

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated ans state how it was determined):

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/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                                  [MAXXAM Logo]

                                                                  April 20, 2004

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of
MAXXAM Inc. to be held at 8:30 a.m. on Wednesday, May 19, 2004, at The Power
Center, 12401 South Post Oak, Houston, Texas.

      Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed proxy card by voting "FOR" the election of the directors named in the attached proxy statement, "FOR" the proposed amendment to the Company's Restated Certificate of
Incorporation, and "FOR" the Amended and Restated Non-Employee Director Stock
Plan. Please then date, sign and promptly return the proxy card in the enclosed envelope. Even if you have previously mailed a proxy card, you may vote in person at the Annual Meeting by following the procedures described in the attached Proxy Statement.

      We look forward to seeing as many of you as possible at the Annual Meeting.

                                                   CHARLES E. HURWITZ
                                                   Chairman of the Board and
                                                    Chief Executive Officer

                                   MAXXAM INC.
                           5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2004

      The Annual Meeting of Stockholders of MAXXAM Inc. (the "Company") will be held on Wednesday, May 19, 2004, at The Power Center, 12401 South Post Oak,
Houston, Texas, at 8:30 a.m., local time, for the following purposes:

      1.    To elect four directors to serve on the Board of Directors of the
            Company, three of whom will be elected by the holders of Common
            Stock, voting separately as a class, to hold office until the 2005 annual meeting or until their successors are elected and qualified, and one of whom will be elected by holders of Common Stock and Class
            A $.05 Non-Cumulative Participating Convertible Preferred Stock,
            voting together as a single class, to hold office until the 2007 annual meeting or until his successor is elected and qualified; and

      2.    To consider and vote upon an amendment to the Company's Restated
            Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 28,000,000 to 13,000,000 and to decrease the number of authorized shares of Preferred Stock from 12,500,000 to 2,500,000. The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of this amendment if it determines that action not to be in the best interest of the Company and its stockholders. If the reduction in authorized capital approved by the stockholders at the Annual
            Meeting is not implemented before the Company's next Annual Meeting of Stockholders, the amendment will be deemed abandoned, without any further effect.

      3.    To consider and vote upon the Amended and Restated Non-Employee
            Director Stock Plan.

      4.    To transact such other business as may properly come before the
            Annual Meeting.

      Stockholders of record as of the close of business on March 31, 2004, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for inspection at the offices of the Company, 5847 San Felipe,
Suite 2600, Houston, Texas, during normal business hours beginning May 5, 2004 and continuing through the Annual Meeting.

By Order of the Board of Directors

BERNARD L. BIRKEL
Secretary

April 20, 2004

                                    IMPORTANT

      TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD. RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF
MAILED IN THE UNITED STATES. ANY STOCKHOLDER OF RECORD WHO ATTENDS THE ANNUAL
MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING BY
FOLLOWING THE PROCEDURES DESCRIBED IN THE ATTACHED PROXY STATEMENT. IN THAT
EVENT, YOUR PROXY WILL NOT BE USED.

                                   MAXXAM INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement (the "PROXY STATEMENT") is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc.
(the "COMPANY" or "MAXXAM"), a Delaware corporation, of proxies for use at the
Company's Annual Meeting of Stockholders (the "ANNUAL MEETING") to be held at
8:30 a.m. on May 19, 2004, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of
Annual Meeting. The principal executive offices of the Company are located at
5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 975-7600.

      This Proxy Statement, the accompanying proxy card and the Notice of Annual
Meeting of Stockholders are being mailed, commencing on or about April 23,
2004, to the stockholders of record as of the close of business on March 31,
2004 (the "RECORD DATE"). Only holders of record of the 5,976,466 shares of
Common Stock (the "COMMON STOCK") and the 668,195 shares of Class A $.05
Non-Cumulative Participating Convertible Preferred Stock (the "PREFERRED STOCK,"
and together with the Common Stock, the "CAPITAL STOCK") of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting.
Each share of Common Stock is entitled to one vote and each share of Preferred
Stock is entitled to ten votes on matters on which they may vote. At the Annual
Meeting, the holders of Common Stock, voting separately as a class, are entitled to elect three members of the Company's Board of Directors (sometimes referred to herein as the "BOARD"), and the holders of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect one member of the
Board.

      We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return the enclosed proxy card in the envelope included herewith. The persons authorized to act as proxies at the Annual Meeting, individually or jointly, as listed on the proxy card, are Bernard L. Birkel, Elizabeth D. Brumley and J. Kent Friedman. You may
revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later-dated proxy or, by voting your shares in person at the Annual Meeting. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR"
the election of the nominees to the Board named in this Proxy Statement, "FOR"
the amendment to the Company's Restated Certificate of Incorporation (as
described under "Amendment to Restated Certificate of Incorporation"), and "FOR"
the Amended and Restated Non-Employee Director Stock Plan (as described under
"Amended and Restated Non-Employee Director Stock Plan").

      All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration is expected to begin at approximately 8:00 a.m. Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company. In addition, posters, placards or other signs or materials may not be displayed inside the meeting facility. The meeting will be conducted in accordance with certain rules and procedures established by the Company, which will be available or announced at the Annual Meeting.

      IN ORDER TO EXPEDITE YOUR ADMISSION TO THE ANNUAL MEETING, WE SUGGEST THAT
YOU PRE-REGISTER BY COMPLETING THE PRE-REGISTRATION FORM SET FORTH ON THE BACK
COVER PAGE OF THIS PROXY STATEMENT AND SENDING IT BY FACSIMILE TO
(866) 364-3702 BEFORE 5:00 P.M., HOUSTON TIME, ON MAY 14, 2004. PERSONS WHO
PRE-REGISTER WILL BE REQUIRED TO VERIFY THEIR IDENTITY AT THE REGISTRATION TABLE
WITH A DRIVER'S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A
PHOTOGRAPH. THE COMPANY MAY IN ITS DISCRETION ADMIT APPROPRIATELY CREDENTIALED
MEMBERS OF THE MEDIA.

      PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" (THAT IS,
THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF A
BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD
DATE. ALL STOCKHOLDERS, OR THEIR DULY APPOINTED PROXIES, WILL BE REQUIRED TO
CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING. ALL STOCKHOLDERS,
REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES WILL ALSO BE REQUIRED TO
VERIFY THEIR IDENTITY WITH A DRIVER'S LICENSE OR OTHER APPROPRIATE
IDENTIFICATION BEARING A PHOTOGRAPH.

      The Company's Transfer Agent is American Stock Transfer & Trust Company.
All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of stock and similar issues, may be handled by contacting them at (800) 937-5449 or via the Internet at www.amstock.com.

      The presence, in person or by proxy, of the holders of shares of Capital
Stock entitled to cast a majority of the votes entitled to be cast at the Annual
Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions, broker non-votes
(i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter and has received no instructions from the persons entitled to vote such shares) and withhold authority designations are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors are elected by a plurality of votes. Votes for directors may be cast in favor or withheld; votes that are withheld or broker non-votes will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified in the election of directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or
(iii) "ABSTAIN" from voting. See the description of specific proposals for the vote required to adopt each such proposal. Shares represented by proxies that are marked "abstain" on such matters and proxies relating to broker non-votes will not be treated as shares voting and therefore will not affect the outcome of the vote on such matters. If you hold your shares in street name, you must give your broker specific voting instructions in order for your vote to be counted regarding the Amended and Restated Non-Employee Director Stock Plan.

      PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD. RETURN IT PROMPTLY
IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER,
BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT
AND INSTRUCT HIM OR HER TO VOTE THE PROXY CARD AS SOON AS POSSIBLE. IF YOU PLAN
TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED IN
THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU MUST OBTAIN A PROXY FROM SUCH
NOMINEE ASSIGNING VOTING RIGHTS TO YOU.

                                TABLE OF CONTENTS

Election of Directors
Amendment to Restated Certificate of Incorporation
Amended and Restated Non-Employee Director Stock Plan
The Board of Directors and Its Committees
Executive Officers and Directors
Principal Stockholders
Executive Compensation
Report of the Compensation Committees on Executive Compensation
Report of the Audit Committee
Principal Accounting Firm Fees
Performance Graph
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Other Business
Other Matters
Appendix A--Audit Committee Charter
Pre-Registration Request

                              ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides for three classes of directors (excluding the directors elected by the holders of Common
Stock, as discussed below) having staggered terms of office, with directors of each class to be elected by the holders of the Company's Common Stock and
Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified ("GENERAL
DIRECTORS"). The Company's Restated Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are outstanding, the holders of Common Stock, voting as a class separately from the holders of any other class or series of stock, are entitled to elect the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting ("COMMON DIRECTORS"). The Board has designated three out of its seven directors as Common Director nominees. Common Directors serve one-year terms.

      Four directors will be elected at the Annual Meeting. The Company's three nominees for Common Director are Robert J. Cruikshank, Stanley D. Rosenberg and
Michael J. Rosenthal (to hold office until the 2005 annual meeting). Paul N.
Schwartz has been nominated by the Company to stand for election as a General
Director (to hold office until the 2007 annual meeting). Each nominee is currently a member of, and has extensive experience on, the Board and in other board and business positions. See "Executive Officers and Directors" and
"Principal Stockholders" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the
Company's Common Stock and Preferred Stock beneficially owned by each of them as of the Record Date. Each of these nominees has consented to serve as a member of the Board if elected.

      The persons named on the enclosed proxy card will vote the shares of
Common Stock and Preferred Stock represented thereby for the election of these nominees, except where authority has been withheld as to a particular nominee or as to all such nominees. Should any of these nominees decline or be unable to serve as a director of the Company, which is not anticipated, the persons named on the enclosed proxy card will vote for the election of such other person, if any, as the Board may recommend.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS.
CRUIKSHANK, ROSENBERG AND ROSENTHAL AS COMMON DIRECTORS AND MR. SCHWARTZ AS A
GENERAL DIRECTOR OF THE COMPANY.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

GENERAL

      On April 13, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's Restated
Certificate of Incorporation to decrease the total authorized shares of Common
Stock of the Company from 28,000,000 to 13,000,000 and to decrease the total authorized shares of Preferred Stock of the Company from 12,500,000 to
2,500,000. Such a decrease in the number of authorized shares of Capital Stock of the Company would be effected by amending and restating the introductory paragraph to Article Fourth of the Company's Restated Certificate of
Incorporation to read as follows:

      "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 15,500,000 (fifteen million five hundred thousand) shares, consisting of:

      (a) 2,500,000 (two million five hundred thousand) shares of the par value of $.50 per share, which shall be designated Preferred Stock; and

      (b) 13,000,000 (thirteen million) shares of the par value of $.50 per share, which shall be designated Common Stock.

      With the exception of the number of authorized shares, the terms of
Preferred Stock and the Common Stock before and after the proposed amendment will remain the same. As of the Record Date, the Company had 668,195 shares of
Preferred Stock outstanding and 5,976,466 shares of Common Stock outstanding.

      If the decrease in authorized shares is approved, the reduction will take place on the date the Company files a Certificate of Amendment with the Delaware
Secretary of State. The Company's Restated Certificate of Incorporation provides that the authorized number of shares of Common Stock and of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, without a class or series vote.
Each share of the Common Stock is entitled to one vote and each share of
Preferred Stock is entitled to ten votes on the proposed amendment. In order to effect the proposed reduction, the affirmative vote of a majority of the total number of votes of Capital Stock outstanding on the Record Date must approve the amendment to the Company's Restated Certificate of Incorporation.

BOARD DISCRETION TO IMPLEMENT THE REDUCTION IN AUTHORIZED CAPITAL

      If the reduction in authorized capital is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the
Company's next Annual Meeting of Stockholders, file the amendment to the
Company's Restated Certificate of Incorporation.

      Notwithstanding the approval by the stockholders of the reduction in authorized capital at the Annual Meeting, the Board of Directors may, in its
sole discretion, determine not to implement the reduction in authorized capital.
If the Board of Directors does not implement the reduction in authorized capital before the date of the Company's next Annual Meeting of Stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect such reduction will no longer have any effect. In any such event, the
Board of Directors would need to seek stockholder approval again at a future date to reduce the authorized capital if it deems a reduction in authorized capital to be advisable at that time.

      The Company's Board of Directors believes the authorization of the Board of Directors, in its discretion, to amend the Restated Certificate of
Incorporation to effectuate a reduction in authorized capital of the Company, without further approval or authorization of the Company's stockholders is advisable and in the best interests of the Company and its stockholders.

PURPOSES AND EFFECTS OF THE AMENDMENT

      The decrease in authorized shares of Capital Stock is recommended by the
Board of Directors in order to reduce the franchise taxes that the Company is required to pay in the State of Delaware, which amount is based, in part, on the number of the Company's authorized shares. The Company estimates that it will save up to $90,000 per year in franchise taxes if this amendment is implemented.
The Board of Directors determined to decrease the number of authorized shares of
Common Stock to 13 million, and to decrease the number of authorized shares of
Preferred Stock to 2.5 million shares, because it believes that the reductions to these levels will provide for the greatest decrease in Delaware franchise tax, while also ensuring that the number of shares available for future issuance will be sufficient for general corporate purposes.

      As of the Record Date there were an aggregate of 10,699,775 shares outstanding or potentially issuable, including 1,746,390 preferred shares and
8,953,385 shares of Common Stock. As a result, if the share reduction proposal is implemented, the Company still will have 4,046,615 authorized shares of
Common Stock and 753,610 authorized preferred shares available that may be issued from time to time in the future for any corporate purpose. The Company has no current plans, arrangements or understandings with respect to the issuance of any additional shares of Capital Stock, and believes that the proposed levels of authorized shares will be adequate to cover requirements in the foreseeable future.

      One consequence of this proposal is that the Company would be required to seek stockholder approval for an issuance of shares that would cause the shares outstanding and potentially issuable to exceed the number of shares available for issuance. This could limit or delay the Company's ability to issue additional stock, and the Company could potentially be unable to take advantage of favorable opportunities or meet business needs as they arise. The Board of
Directors believes that these risks are outweighed by the benefit of the reduction in authorized shares.

      APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S
CAPITAL STOCK. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE
COMPANY VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION.

                              AMENDED AND RESTATED
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

GENERAL

      On April 13, 2004, the Board approved amendments to the MAXXAM
1994 Non-Employee Director Stock Plan to (a) extend by ten years, until December
31, 2013, the period of time that issuances may be made under the Director Plan,
(b) permit the issuance of stock appreciation rights ("SARS") in tandem with the non-qualified stock options issuable under the plan (as so amended, the
"DIRECTOR PLAN"), and (c) to make certain technical and clarifying modifications. The Board is hereby submitting the Director Plan for approval by the stockholders of the Company. The following description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan, which is available upon request from the Secretary of the Company. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the Annual Meeting is required for approval of the
Amended and Restated Non-Employee Director Stock Plan.

      The purpose of the Director Plan is to benefit the Company, its subsidiaries and stockholders by increasing the proprietary interest of non-employee directors in the success of the Company and its subsidiaries. The
Board also believes that the Director Plan is in the best interests of the
Company as it will facilitate the Company's ability to attract and retain the services of non-employee directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. There are currently four non-employee directors who will be eligible to participate in the
Director Plan.

THE DIRECTOR PLAN

      The Director Plan is designed to be a nondiscretionary formula plan and will be administered by the Board of Directors. Non-qualified stock options to purchase 500 shares of Common Stock of the Company (with tandem SARs) shall be granted to each new non-employee director the day following the annual meeting of stockholders at which such director is first elected or appointed to the
Board. In addition, each eligible non-employee director standing for re-election shall, the day following each annual meeting of stockholders, receive an option grant to purchase 600 shares of Common Stock (with tandem SARs). Assuming stockholder approval of the Director Plan, grants would take place on the day following the 2004 Annual Meeting.

      Under the Director Plan, options are granted for a term of ten years and become cumulatively exercisable as to 25 percent of the shares underlying the option on each of the first, second, third and fourth anniversaries of the date of grant. An option granted under the Director Plan will terminate on the earlier of the date of expiration or one year after the date the optionee ceases serving as a director, except that if an optionee dies or otherwise ceases to serve as a director on or after attaining the age of sixty-five years, any options granted at least six months prior to such event vest immediately. No option may be exercised earlier than six months from the date of grant. Options granted under the Director Plan will not be transferable by the optionee other than by will or under the laws of descent and distribution and will be exercisable only by the optionee or his legal guardian or representative during his lifetime.

      The exercise price per share of Common Stock for an option granted under the Director Plan shall be the fair market value of a share of Common Stock on the date such option is granted. The option price may be paid either in cash or by tendering Common Stock having a value equal to the option price. The total amount of Common Stock with respect to which options may be granted under the
Director Plan may not exceed 35,000 shares (of which 16,800 remain available for grant). Only non-employee directors of the Company are eligible to participate in the Director Plan. In the event an option expires or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to award or grant under the Director Plan.

      Adjustments will be made under the Director Plan in the number of shares of Common Stock which are issuable upon exercise of options and in the price per share thereof to protect the holders of options against dilution in the event of any subdivision or consolidation of Common Stock or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company.
Adjustments will also be made as necessary in the event of mergers, consolidations and sales of substantially all of the assets of the Company. In the event of a transaction pursuant to which the Company will be merged or consolidated and not be the surviving corporation or the Company will sell substantially all of its assets and be liquidated, the holders of any options under the Director Plan shall be entitled to exercise any options granted at least six months before the agreement setting forth the terms of such transaction.

      The Board of Directors has the power to amend, terminate or suspend the
Director Plan; provided, however, that any amendment that would change the amount, price or timing of grants shall be made in compliance with Rule 16b-3 of the Securities Exchange Act of 1934; and further provided that no amendment shall be effective unless and until it has been duly approved by the Company's stockholders if failure to obtain such approval would adversely affect the compliance of the Director Plan with Rule 16b-3 or any other applicable law, rule or regulation or requirement of any exchange.

NEW PLAN BENEFITS

      Benefits under the Director Plan will depend upon a number of factors, including the fair market value of the Company's Common Stock on future dates.
Consequently, it is not currently possible to determine the benefits that might be received by participants under the Director Plan.

TAX CONSEQUENCES

      The following summary is a general discussion of certain federal income tax consequences which can affect the Company and participants of the Director
Plan in connection with certain awards granted under the Director Plan. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the regulations, administrative rulings and judicial decisions in effect at the date of this Proxy Statement, all of which are subject to change (possibly with retroactive effect) or different interpretations.

      The grant of the non-qualified stock options provided for by the Director
Plan creates no taxable income to a participant. Upon exercise of a non-qualified stock option, a participant will generally recognize taxable ordinary income to the extent the fair market value of the stock on the date of exercise exceeds the option price. When the stock is eventually sold, a participant recognizes capital gain or loss to the extent the sale price differs from the fair market value of the stock on the date of exercise. To the extent that a participant recognizes taxable ordinary income upon the exercise of the option, the Company will generally receive a corresponding tax deduction. The grant of SARs creates no taxable income to the participant. Upon the exercise of the SARs, the amount of cash and/or fair market value of stock received by the participant will generally be recognized as taxable ordinary income, and the
Company will generally receive a corresponding tax deduction.

      APPROVAL OF THE AMENDED AND RESTATED DIRECTOR PLAN REQUIRES THE
AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK
REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE AMENDED AND RESTATED DIRECTOR PLAN.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board held four meetings and acted by written consent on four occasions during 2003. In addition, management confers frequently with directors on an informal basis to discuss Company affairs. During 2003, no director attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served. The Company encourages all of its directors to attend the Annual Meeting and to facilitate this, schedules a Board meeting in conjunction with the Annual Meeting. All of the directors attended the annual meeting last year.

      The Board has the following standing committees: Executive, Audit,
Conflicts and Compliance, Compensation Policy, and Section 162(m) Compensation.
The Board does not have a standing nominating committee nor does it have any committee performing a similar function. See "--Nomination Process" for further information.

      The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board. Its current members are Messrs. Hurwitz (Chairman), Levin and Schwartz. The Executive
Committee did not meet or act by written consent during 2003.

      The Audit Committee serves as an independent and objective party to oversee the integrity of the Company's accounting and financial reporting processes and internal control system, including the Company's system of internal controls regarding finance and accounting that management and the Board have established. Consistent with such function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels. The Company's independent accountants are directly responsible to the Audit Committee, which selects, sets compensation for, and evaluates the performance and independence of the
Company's independent accountants. The Audit Committee also fosters an open avenue of communication among senior management, the independent accountants and the Board. Attached hereto as Appendix A is a copy of the Audit Committee's
Charter. Messrs. Rosenthal (Chairman), Cruikshank, Levin and Rosenberg currently serve as members of this committee. The Audit Committee met on eight occasions during 2003 and acted by written consent on two occasions. In addition, one separate meeting was held with the Chairman of the Audit Committee. The Company has determined that each member of the Audit Committee is "independent" with the meaning of the current requirements of the American Stock Exchange ("AMEX");
however, it is anticipated that Mr. Levin will not remain on the Audit Committee past the Annual Meeting (in connection with implementation of revised AMEX independence standards). In addition, the Board has determined that Mr.
Cruikshank is an "audit committee financial expert" within the meaning of
Regulation S-K, Item 401(h). See also "Report of the Audit Committee" below.

      The Conflicts and Compliance Committee (the "CONFLICTS COMMITTEE") (i)
ensures that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviews possible conflicts of interest, and (iii) establishes, maintains, governs and enforces policies regarding sensitive payments, insider trading with regard to the Company's equity securities and similar policies. Messrs. Rosenberg (Chairman),
Cruikshank, Friedman, Levin and Rosenthal served as members of the Conflicts
Committee during 2003, which met on three occasions during 2003 and did not act by written consent. See also "Code of Conduct."

      The Compensation Policy Committee (the "POLICY COMMITTEE") reviews and approves proposals concerning (i) the establishment or change of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company and its subsidiaries (excluding Kaiser Aluminum
Corporation ("KAISER") and Kaiser Aluminum & Chemical Corporation ("KACC")), to
all executive officers and other employees of the Company and its non-Kaiser subsidiaries. However, the Policy Committee is not responsible for the administration of, amendments to or awards under the MAXXAM 1994 Executive Bonus
Plan, as amended and restated in 2003 (the "EXECUTIVE PLAN"), the MAXXAM 2002
Omnibus Employee Incentive Plan (the "2002 OMNIBUS PLAN"), or the Director Plan
or administration of the MAXXAM 1994 Omnibus Employee Incentive Plan (the "1994
OMNIBUS PLAN"). Messrs. Levin (Chairman), Cruikshank, Rosenberg and Rosenthal
served as members of this committee during 2003. The Policy Committee met on five occasions during 2003 and did not act by written consent.

      The Section 162(m) Compensation Committee (the "162(M) COMMITTEE") has the
authority to administer and make amendments to the Executive Plan and the 2002
Omnibus Plan, and to administer the 1994 Omnibus Plan and such other plans or programs, if any, as are intended to comply with the provisions of Section
162(m) of the Code. The Section 162(m) Committee also establishes criteria to be used in determining awards to be made pursuant to the Executive Plan, while retaining the right to reduce any such awards through its power of negative discretion, and approves awards made pursuant to the 2002 Omnibus Plan. Messrs.
Cruikshank (Chairman), Rosenberg and Rosenthal served as members of this committee. During 2003, this committee held three meetings and did not act by written consent.

DIRECTOR COMPENSATION

      Non-employee directors of the Company (Messrs. Cruikshank, Levin,
Rosenberg and Rosenthal) each received a fee of $30,000 for the 2003 calendar year. Non-employee directors were also entitled to receive an annual fee of
$1,500 for each Board committee they chaired and $1,000 for each Board committee on which they served as a member. Further, non-employee directors received
$1,500 per day for personally attending, or $500 per day for attending by telephone or other means, each committee meeting not held in conjunction with a regularly scheduled Board meeting. Messrs. Cruikshank, Levin, Rosenberg and
Rosenthal received an aggregate of $40,900, $39,000, $38,000 and $39,000, respectively, in payment of such director and committee chairman/member fees during 2003. Directors were reimbursed for travel and other disbursements relating to Board and committee meetings. Employee directors of the Company do not receive fees for their Board service. Directors of the Company who also served as directors of Kaiser and KACC, received from Kaiser and KACC additional director or committee fees and were reimbursed by Kaiser and KACC for expenses pertaining to their services in such capacities. Messrs. Cruikshank, Hurwitz and
Levin received $71,000, $65,000, and $75,500, respectively, in such director and committee fees from Kaiser and KACC with respect to their services in 2003 (see the "Summary Compensation Table" regarding such fees which were deducted from
Mr. Hurwitz's 2003 bonus). Mr. Levin also received additional fees in the amount of $15,000 for serving during 2003 as a manager of Scotia Pacific Company LLC, a wholly owned subsidiary of the Company ("SCOTIA LLC").

      All non-employee directors are eligible to participate in a deferred compensation program. By executing a deferred fee agreement, a non-employee director may defer all or part, in 25% increments, of the director's fees owed by the Company for his service in such capacity for any calendar year. The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two investment choices, again in 25% increments, of phantom shares of the
Company's Common Stock and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%.
Deferred director's fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the
Board, either in a lump sum or in a specified number of annual installments not to exceed ten, at the director's election. Mr. Levin is the only director who has elected to defer any of his director's fees, with all of such fees having been deferred from September 1994 through December 2003 and one-half of such fees being deferred commencing in January 2004.

      Non-employee directors are also eligible to participate in the Director
Plan (see "Amended and Restated Non- Employee Director Stock Plan"). Messrs.
Cruikshank, Levin, Rosenberg and Rosenthal each received options to purchase 600 shares of the Company's Common Stock on May 22, 2003, at an exercise price of
$12.15 per share.

POLICY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 2003 fiscal year, no member of the Policy Committee or the
162(m) Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, the law firm of Kramer Levin Naftalis & Frankel LLP, of which Mr. Levin is a member, provided legal services for the Company and its subsidiaries during 2003 (the revenues from such services accounting for less than 1% of such firm's revenues in 2003).

      During the Company's 2003 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, (ii) a director of another entity, one of whose executive officers served on the Policy
Committee or the 162(m) Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

NOMINATION PROCESS

      The Company is a "controlled company" as such term is defined in the rules of the AMEX (due to the ownership of Mr. Hurwitz) and does not have a standing nominating committee as it believes this is unnecessary. The Company's Board of
Directors is not particularly large and believes it is sufficient to rely on the expertise of the Board as a whole in choosing its director candidates. The
Company's directors are familiar with each other as they have served on the
Board for several years. Each of the directors is also highly experienced and knowledgeable in board and business affairs. The nominees named in this proxy statement were unanimously recommended by the full Board for submission to the stockholders as the Company's nominees. Should the Company or the Board determine in the future that additional or other Board nominees are advisable, it is likely that a variety of sources would be consulted for possible candidates, including the directors of the Company, various advisors to the
Company, and possibly one or more director search firms. Appropriate consideration also would be given to nominees for director suggested by stockholders of the Company. The process by which a stockholder of the Company may suggest a nominee for director of the Company can be found under
"Stockholder Proposals for the 2005 Annual Meeting."

CODE OF CONDUCT

      All of the Company's employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Company's Code of Business Conduct and related compliance manuals (collectively, the "CODE OF CONDUCT"). The Code of Conduct is intended to promote compliance with applicable governmental laws and regulations and help assure adherence to the highest ethical standards of conduct and that persons subject to the Code of Conduct act as responsible citizens. The Code of Conduct covers a variety of areas, including conflicts of interest, financial reporting and disclosure and internal controls, protection of Company assets and confidentiality, antitrust requirements, political participation, protection of the environment, insider trading, and discrimination and harassment. Employees have an obligation to promptly report any known or suspected violation of the
Code of Conduct and retaliation is prohibited.

      Copies of the Code of Conduct may be obtained by any stockholder upon request without charge by writing to MAXXAM Inc., c/o Corporate Secretary, 5847
San Felipe, Houston, Texas 77057.

                        EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information as of the Record Date, with respect to the executive officers, directors and director nominees of the
Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

           NAME                         POSITIONS AND OFFICES WITH THE COMPANY
--------------------------    -----------------------------------------------------------
Charles E. Hurwitz            Chairman of the Board and Chief Executive Officer
J. Kent Friedman              Vice Chairman of the Board and General Counsel
Paul N. Schwartz              Director, President and Chief Financial Officer
Diane M. Dudley               Vice President and Chief Personnel Officer
Elizabeth D. Brumley          Vice President and Controller
Bernard L. Birkel             Secretary
Robert J. Cruikshank          Director
Ezra G. Levin                 Director
Stanley D. Rosenberg          Director
Michael J. Rosenthal          Director

      Charles E. Hurwitz. Mr. Hurwitz, age 63, has served as a member of the
Board and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the Company in
March 1980. Mr. Hurwitz also served the Company as President from January 1993 to January 1998. Mr. Hurwitz is the President and Director of Giddeon Holdings,
Inc., a principal stockholder of the Company which is primarily engaged in the management of investments ("GIDDEON HOLDINGS"). Mr. Hurwitz has also been, since
May 1982, Chairman of the Board, President and Chief Executive Officer of MAXXAM
Group Inc. ("MGI"), a wholly owned subsidiary of the Company which is engaged in forest products operations. He has served as a director of Kaiser since October
1988, and KACC since November 1988.

      J. Kent Friedman. Mr. Friedman, age 60, was elected a director and appointed Vice Chairman of the Company in May 2000, and has served as General
Counsel of the Company since December 1999. He served as Acting General Counsel of the Company from March 1998 until his appointment as General Counsel. Mr.
Friedman was a partner of Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law
firm, from 1982 through December 1999, and he was the Managing Partner of that firm from 1982 through 1992. He has also served since September 1999 as a director of The Pacific Lumber Company, a subsidiary of MGI engaged in forest products operations ("PACIFIC LUMBER"), and on the Board of Managers of Scotia
LLC, a subsidiary of Pacific Lumber. In addition, he has served as a director of
MGI since May 2000. From December 1999 until February 2002, Mr. Friedman also served as Senior Vice President and General Counsel of Kaiser and KACC. Mr.
Friedman also serves on the Board of the Harris County-Houston Sports Authority
and is President of the Mickey Leland Kibbutzim Internship Foundation. He
previously served as Co-Chairman of the Greater Houston Inner City Games (1998
to 2003), a member of the Board of Regents of Texas Southern University (1987 to
1990) and as a member of the Executive Committee of the Board of Directors of
the Houston Symphony (1984 to 1999).

      Paul N. Schwartz. Mr. Schwartz, age 57, was named a director and President of the Company in January 1998, and has served as Chief Financial Officer of the
Company since January 1995. He is a nominee for election as a General Director of the Company to serve until the 2007 annual meeting. He previously served as
Executive Vice President of the Company from January 1995 until January 1998,
Senior Vice President--Corporate Development of the Company from June 1987 until
December 1994, and Vice President--Corporate Development of the Company from
July 1985 to June 1987. Since June 1998, Mr. Schwartz has also served on the
Board of Managers and as a Vice President of Scotia LLC. He has also served as a director of Pacific Lumber since February 1993. He has also served as Vice
President, Chief Financial Officer and a director of MGI since May 1987,
February 1995 and January 1994, respectively. Mr. Schwartz is also a member of the Houston Symphony Orchestra Board and Finance Committee.

      Diane M. Dudley. Ms. Dudley, age 63, has served as Vice President and
Chief Personnel Officer of the Company since May 1990. From June 1987 until May
1990, she was Vice President--Personnel and Administration of the Company. From
December 1983 until June 1987, Ms. Dudley served as Assistant Vice
President--Personnel of the Company. Ms. Dudley has also served as a Vice
President of Pacific Lumber since November 1995.

      Elizabeth D. Brumley. Ms. Brumley, age 45, joined the Company in August
1996 and was named a Vice President in December 2003. She has also served as
Controller of the Company and MGI since January 1999. Until January 1999, Ms.
Brumley served as Assistant Controller of the Company from December 1997 and MGI from May 1998. She previously worked for GulfMark Offshore, Inc. (formerly
GulfMark International, Inc.), where she served as Controller from 1990 until joining the Company. Ms. Brumley was a senior auditor with Arthur Andersen LLP prior to joining GulfMark in December 1987.

      Bernard L. Birkel. Mr. Birkel, age 54, was named Secretary of the Company in May 1997, and has served MGI and Pacific Lumber in such capacity since May
1997 and Scotia LLC since June 1998. He served as Managing Counsel--Corporate of the Company from May 1997 to February 2000, when he was appointed Senior
Assistant General Counsel. Mr. Birkel was Assistant Secretary of the Company and
MGI from May 1991 to May 1997. He served as Senior Corporate Counsel of the
Company from August 1992 until May 1997. Prior to joining the Company as
Corporate Counsel in August 1990, Mr. Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

      Robert J. Cruikshank. Mr. Cruikshank, age 73, has served as a director of the Company since May 1993. Mr. Cruikshank is a nominee for reelection as a
Common Director of the Company to serve until the 2005 annual meeting. He has also served as a director of Kaiser and KACC since January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte &
Touche LLP from December 1989 until his retirement from that firm in March 1993.
Mr. Cruikshank served on the board of directors of Deloitte Haskins & Sells from
1981 to 1985 and as Managing Partner from June 1974 until its merger with Touche
Ross & Co. in December 1989. Mr. Cruikshank also serves as a director of Texas
Genco Holdings, Inc., a wholesale electric power generating company and public company subsidiary of CenterPoint Energy, Inc.; as a director of Encysive
Pharmaceuticals, Inc., a pharmaceutical company; as a trust manager of
Weingarten Realty Investors; and as advisory director of Compass Bank--Houston.
Mr. Cruikshank has also served in a leadership capacity at a number of leading academic and health care organizations including: member of the Board of
Directors, Texas Medical Center ( since 1989), and Regent and Vice Chairman of
The University of Texas System (1989-1995).

      Ezra G. Levin. Mr. Levin, age 70, was first elected a director of the
Company in May 1978. He has served as a director of Kaiser and KACC since July
1991 and November 1988, respectively, and also served as a director of Kaiser from April 1988 to May 1990. He has served as a director of Pacific Lumber since
February 1993, and as a manager on the Board of Managers of Scotia LLC since
June 1998. Mr. Levin is a member and co-chair of the New York and Paris law firm of Kramer Levin Naftalis & Frankel LLP. He has held leadership roles in various legal and philanthropic capacities, and is currently the President of the Jewish
Community Relations Council of Greater New York. Mr. Levin has previously served as a trustee on behalf of the Securities Investor Protection Corporation, and
served as visiting professor at the University of Wisconsin Law School and at
Columbia College.

      Stanley D. Rosenberg. Mr. Rosenberg, age 72, was first elected to the
Board in June 1981. He is a nominee for reelection as a Common Director of the
Company to serve until the 2005 annual meeting. Mr. Rosenberg is a partner in the law firm of Loeffler Jonas & Tuggey LLP. He was a partner in the law firm of
Arter & Hadden LLP from April 1999 until May 2001, and was a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez from February 1990 through April 1999. He was a partner in the law firm of Oppenheimer, Rosenberg &
Kelleher, Inc. from its inception in 1971 until February 1990, from which time he served as Of Counsel to that firm through June 1993. Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities including:
Committee Chairman--State Bar of Texas Task Force on Title Companies (1984 to
1990); Member, University of Texas Graduate School of Business Advisory Council
(1991 to 1992); Member of the Board of Visitors, University of Texas Law School
(1992 to 1994); and, Director, University of Texas Health Science Center
Development Board (1994 to present).

      Michael J. Rosenthal. Mr. Rosenthal, age 60, was elected a director of the
Company in May 2000. He is a nominee for reelection as a Common Director of the
Company to serve until the 2005 annual meeting. Since 1986, Mr. Rosenthal has served as Chairman and President of M. J. Rosenthal and Associates, Inc., an
investment and consulting company. From 1984 to 1986, Mr. Rosenthal served as a partner and a Managing Director of Wesray Capital Corporation, an investment company, and prior to that was Senior Vice President and Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc.,
an investment banking firm. Mr. Rosenthal also serves as a director and
Treasurer of the Horticultural Society of New York and over the last several years, has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including: American Vision Centers, Inc., Northwestern
Steel & Wire Company, Star Corrugated Box Co., Inc., Vector Distributors, Inc.,
Western Auto Supply Company and Wilson Sporting Goods Company.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the Record Date, unless otherwise indicated, the beneficial ownership of the Company's Common Stock and Preferred
Stock by (i) those persons known by the Company to own beneficially more than 5%
of the shares of either class then outstanding, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) each of the directors or nominees for director, and (iv) all directors and executive officers of the Company as a group.

                                                                                                              COMBINED
                  NAME OF                                                     NUMBER              % OF       % OF VOTING
             BENEFICIAL OWNER                   TITLE OF CLASS              OF SHARES(1)          CLASS       POWER(2)
-------------------------------------------   ------------------     ------------------------ ------------  -------------
The Stockholder Group(3)                         Common Stock              3,140,684(4)(5)(6)      50.1           77.1
                                                Preferred Stock              752,441(7)            99.2
Gilda Investments, LLC(3)                        Common Stock              2,485,343(4)            41.4           19.6
Christian Leone                                  Common Stock                642,680(8)            10.8            5.1
Dimensional Fund Advisors Inc.                   Common Stock                343,825(9)             5.8            2.7
Scion Capital, LLC                               Common Stock                343,400(10)            5.7            2.7
Bernard L. Birkel                                Common Stock                  8,480(11)              *              *
Robert J. Cruikshank                             Common Stock                  5,400(12)              *              *
Diane M. Dudley                                  Common Stock                  6,533(13)              *              *
J. Kent Friedman                                 Common Stock                 37,820(14)              *              *
Charles E. Hurwitz(3) (15)                       Common Stock              3,098,201(4)(5)(16)     49.5           76.8
                                                Preferred Stock              752,441(7)            99.2
Ezra G. Levin                                    Common Stock                  5,400(12)              *              *
Stanley D. Rosenberg                             Common Stock                  6,400(12)              *              *
Michael J. Rosenthal                             Common Stock                  1,400(17)              *              *
Paul N. Schwartz                                 Common Stock                 84,223(18)            1.4              *
All directors, nominees for director and         Common Stock              3,257,636(19)           50.9
   executive officers of the Company as a       Preferred Stock              752,441(7)            99.2           77.1
   group (10 persons)

 --------------------------------------

*  Less than 1%.

(1)   Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on the Record Date, if any, for their SARs (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of Common Stock. Also includes the number of shares of Common Stock credited to such person's account under the MAXXAM Stock Fund of the
      Company's 401(k) savings plan.

(2)   The Company's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.

(3)   Gilda Investments, LLC ("GILDA") is a wholly owned subsidiary of Giddeon
      Holdings. Gilda, Giddeon Holdings, Giddeon Portfolio LLC ("GIDDEON
      PORTFOLIO"), the Hurwitz Investment Partnership L.P. and Mr. Hurwitz may
      be deemed a "group" (the "STOCKHOLDER GROUP") within the meaning of
      Section 13(d) of the Securities Exchange Act of 1934, as amended. The address of Gilda is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The
      address of the Stockholder Group is Giddeon Holdings, Inc., 5847 San
      Felipe, Suite 2600, Houston, Texas 77057.

(4)   Includes options to purchase 21,029 shares of Common Stock held by Gilda.
      Also includes 60,000 shares owned by Giddeon Portfolio. Giddeon Portfolio is a Texas limited liability company which is owned 79% by Gilda and 21%
      by Mr. Hurwitz, and of which Gilda is the managing member.

(5)   Includes (a) 2,404,314 shares of Common Stock owned by Gilda as to which
      Mr. Hurwitz indirectly possesses voting and investment power, (b) 80,808 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 268,553 shares of
      Common Stock held directly by Mr. Hurwitz, and (d) options held by Mr.
      Hurwitz to purchase 259,480 shares of Common Stock and exercisable within
      60 days of the Record Date.

(6)   Includes 46,500 shares of Common Stock owned by the Hurwitz Investment
      Partnership L.P., a limited partnership in which Mr. Hurwitz and his spouse each hold a 4.32% interest as General Partner. The remaining interests in such limited partnership are held by trusts for the benefit of Mr. Hurwitz's adult children.

(7)   Includes 662,441 shares of Preferred Stock held directly by Mr. Hurwitz.
      Also includes options held by Mr. Hurwitz to purchase 90,000 shares of
      Preferred Stock and exercisable within 60 days of the Record Date.

(8)   Information based solely on Schedule 13G/A (the "LEONE 13G") filed with the SEC on November 20, 2003, on behalf of Christian Leone, LCG Holdings,
      LLC ("LCGH"), Luxor Capital Group, LLC ("LCG"), Luxor Capital Partners, LP
      ("LCP"), Luxor Management, LLC ("LM"), Luxor Capital Holdings, LP ("LCH"),
      and Luxor Capital Partners Offshore, Ltd. ("LCPO"). The Leone 13G
      indicates that Mr. Leone is the sole manager and member of LCGH; LCGH is the sole manager and member of LCG and LM; LCG is the general partner and control person of LCP; LM is the general partner of LCH; LCH is the investment manager of LCPO; and LCP and LCPO directly own the shares reported in the Leone 13G. The business address of the filers of the Leone
      13G is 599 Lexington Avenue, 35th Floor, New York, New York 10022.

(9)   Information based solely on Schedule 13G/A (the "DIMENSIONAL 13G") filed with the Securities and Exchange Commission ("SEC") on February 6, 2004,
      by Dimensional Fund Advisors Inc. ("DIMENSIONAL"), a Delaware corporation which is a registered investment advisor. The Dimensional 13G indicates that Dimensional has sole voting and dispositive power with respect to
      343,825 shares and that all of such shares are owned by other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa
      Monica, California 90401.

(10)  Information based solely on Schedule 13G/A (the "SCION 13G") filed with the SEC on November 21, 2003, on behalf of Scion Capital, LLC ("SCION").
      The Scion 13G indicates that serves as investment manager to Scion Value
      Fund, a Series of Scion Funds, LLC, and Scion Qualified Value Fund, a
      Series of Scion Qualified Funds, LLC, both of which are private investment companies (the "FUNDS"). All shares reported in the Scion 13G are owned by the Funds, and Scion disclaims beneficial ownership of such shares. The business address of Scion is 1731 Technology Drive, Suite 550, San Jose,
      CA 95110.

(11)  Relates to options to purchase 8,480 shares of Common Stock and exercisable within 60 days of the Record Date.

(12)  Includes options to purchase 4,400 shares of Common Stock and exercisable within 60 days of the Record Date.

(13)  Includes options to purchase 5,520 shares of Common Stock and exercisable within 60 days of the Record Date.

(14)  Relates to options to purchase 37,820 shares of Common Stock and exercisable within 60 days of the Record Date.

(15)  Mr. Hurwitz serves as the sole director of Giddeon Holdings, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Giddeon Holdings. His positions include
      Chairman of the Board and Chief Executive Officer of the Company,
      membership on the Company's Executive Committee and Chairman of the Board
      and President of Giddeon Holdings. By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(16)  Includes 4,017.6 shares of Common Stock owned by the Hurwitz Investment
      Partnership, L.P., a limited partnership in which Mr. Hurwitz and his spouse each have a 4.32% general partnership interest, 2,008.8 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership.

(17)  Relates to options to purchase 1,400 shares of Common Stock and exercisable within 60 days of the Record Date.

(18)  Includes options to purchase 69,620 shares of Common Stock exercisable within 60 days of the Record Date, and 10,749 shares of Common Stock owned by a trust of which Mr. Schwartz and his spouse are trustees and share voting and investment power with respect to such shares.

(19)  Mr. Hurwitz beneficially owns 3,098,201 of such shares. The remaining shares consist of 19,655 shares of Common Stock, and options exercisable within 60 days of the Record Date to purchase 139,780 shares of Common
      Stock, held by the other directors and officers of the Company. Of the
      19,655 shares of Common Stock, the applicable directors and officers have sole voting and investment power with respect to 8,906 of such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "NAMED
EXECUTIVE OFFICERS") for the fiscal year ended December 31, 2003:

                                                                                     Long-Term Compensation
                                                                                  ----------------------------
                                                   Annual Compensation                       Awards
                                       ------------------------------------------ ----------------------------
          (A)                   (B)        (C)          (D)            (E)            (F)            (G)              (I)
                                                                                                  SECURITIES
                                                                     OTHER        RESTRICTED      UNDERLYING
                                                                     ANNUAL         STOCK           OPTIONS/        ALL OTHER
       NAME AND                          SALARY         BONUS      COMPENSATION    AWARD(S)          SARS         COMPENSATION
  PRINCIPAL POSITION           YEAR        ($)           ($)          ($)(1)         ($)            (#)                ($)
-----------------------       -------  -----------  ------------  -------------  -------------  --------------   --------------

CHARLES E. HURWITZ,             2003      809,412     389,523(2)      65,000(2)         -0-(3)       99,680       146,823(4)(5)
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
                                2002      809,412     435,233(6)          --            -0-(3)      124,600       142,361(4)(5)
                                2001      785,836     544,041(7)          --            -0-(3)      124,600       142,284(4)(5)

J. KENT FRIEDMAN,               2003      482,040     298,080         67,657(8)         -0-(3)       16,720        58,828(4)(5)
VICE CHAIRMAN AND
GENERAL COUNSEL
                                2002      482,040     259,200         70,754(8)         -0-(3)       20,900        38,979(4)(5)
                                2001      468,000     324,000         79,878(8)         -0-(3)       20,900        29,556(4)(5)

PAUL N. SCHWARTZ,               2003      579,305     358,226             --            -0-          20,080       105,083(4)(5)
DIRECTOR, PRESIDENT AND
CHIEF FINANCIAL OFFICER
                                2002      579,305     361,501             --            -0-          25,100       101,889(4)(5)
                                2001      562,432     464,376             --            -0-          25,100       103,061(4)(5)

BERNARD L. BIRKEL,              2003      191,884     100,000             --            -0-           4,080           -0-(5)
SECRETARY
                                2002      191,884      85,000             --            -0-           5,100           -0-(5)
                                2001      186,294     105,000             --            -0-           5,100         6,645(5)

DIANE M. DUDLEY,                2003      172,010      95,000             --            -0-           3,040        31,202(4)(5)
VICE PRESIDENT AND
CHIEF PERSONNEL OFFICER
                                2002      172,010      80,000             --            -0-           3,800        30,253(4)(5)
                                2001      167,000     100,000             --            -0-           3,800        34,961(4)(5)

------------------------------------

(1)   Excludes perquisites and other personal benefits which in the aggregate do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)   The column (d) amount excludes a payment of $435,233 made in 2003 with respect to a bonus awarded in 2002. The Section 162(m) Committee awarded a bonus of $454,523 with respect to 2003, but the amount actually paid was reduced by $65,000, the amount of fees Mr. Hurwitz earned in 2003 as a director of Kaiser and KACC. Column (e) reflects the Kaiser and KACC directors' fees.

(3)   In April 2001, Kaiser made an offer to current employees and directors to exchange their outstanding options to acquire shares of Kaiser common stock for restricted shares of Kaiser common stock (the "KAISER EXCHANGE
      OFFER"). Pursuant to the Kaiser Exchange Offer, Messrs. Hurwitz and
      Friedman exchanged all of their then-outstanding options to acquire Kaiser common stock (i.e., 250,000 and 167,000 options, respectively) for 52,472 and 93,894 restricted shares of Kaiser common stock, respectively. The restrictions were scheduled to lapse on one-third of the shares issued pursuant to the Kaiser Exchange Offer and for such shares to vest on each of March 5, 2002, 2003 and 2004, subject to the grantee being an employee of Kaiser or KACC (or an affiliate or subsidiary of either) on the applicable vesting date (with any dividends payable on the shares prior to the lapse of the restrictions to be payable to the grantee). Mr. Hurwitz elected to cancel the portion of his restricted shares which would have vested on March 5, 2002. Messrs. Hurwitz and Friedman both elected to cancel the portions of their restricted shares which would have vested on
      March 5, 2003 and March 5, 2004. As of December 31, 2003, Messrs. Hurwitz
      and Friedman owned 17,490 and 31,298 restricted shares of Kaiser common stock valued at $1,487 and $2,660 respectively, based on the closing price on the OTC Bulletin Board of $0.085 per share. Messrs. Hurwitz and
      Friedman cancelled all such shares prior to their vesting on March 5,
      2004. As of December 31, 2003, Mr. Hurwitz beneficially owned 256,808 shares of restricted Common Stock of the Company (including the dividend rights in respect thereof) valued at $4,866,512 based on the closing price of $18.95 per share on the AMEX.

(4)   Includes the following aggregate amounts accrued for 2003, 2002 and 2001, respectively, in respect of the MAXXAM Inc. Revised Capital Accumulation
      Plan of 1988 (the "CAPITAL ACCUMULATION PLAN"), pursuant to which, in general, benefits vest 10% annually and (i) with respect to contributions made for 1988-1997, were paid in January 1998; or (ii) with respect to contributions made during 1998 or after, are payable upon the earlier of
      (a) January 1, 2008 (with respect to participants who were also participants under a former plan on December 31, 1987), or (b) termination of employment with the Company: Mr. Hurwitz--$146,823, $142,361 and
      $135,735; Mr. Friedman--$55,828, $38,979 and $22,756; Mr.
      Schwartz--$105,083, $101,889 and $97,147; and Ms. Dudley--$31,202, $30,253
      and $28,845.

(5)   These amounts include matching contributions by the Company under its
      401(k) savings plan for 2001 as follows: Mr. Hurwitz-- $6,549; Mr.
      Friedman--$6,800; Mr. Schwartz--$5,914; Mr. Birkel--$6,645; and Ms.
      Dudley--$6,116. There were no matching contributions by the Company in either 2003 or 2002 for these persons.

(6)   Reflects bonus awarded in 2002, although such bonus was paid in 2003.

(7)   Reflects bonus awarded in 2001, although such bonus was paid in 2002.
      Excludes a payment of $375,490 made in 2001 with respect to a bonus awarded in 2000.

(8)   Of such amount, $50,000 consists of forgiveness of a portion of a loan made to Mr. Friedman by the Company. See "--Employment Contracts."

OPTION/SAR GRANTS TABLE

      The following table sets forth certain information concerning stock options or SARs granted in fiscal year 2003 to any of the named executive officers:

                                                                                                             GRANT
                                          INDIVIDUAL GRANTS                                                DATE VALUE
---------------------------------------------------------------------------------------------------   --------------------
             (A)                      (B)               (C)               (D)               (E)                (F)

                                   NUMBER OF        % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO        EXERCISE OR
                                 OPTIONS/SARS      EMPLOYEES IN       BASE PRICE        EXPIRATION         GRANT DATE
            NAME                  GRANTED(1)        FISCAL YEAR        ($/SHARE)           DATE        PRESENT VALUE ($)(2)
------------------------------  ---------------  -----------------  -----------------  --------------  --------------------

Charles E. Hurwitz                    99,680               56.6             19.72          12/10/13              985,197
J. Kent Friedman                      16,720                9.5             19.72          12/10/13              165,254
Paul N. Schwartz                      20,080               11.4             19.72          12/10/13              198,463
Bernard L. Birkel                      4,080                2.3             19.72          12/10/13               40,325
Diane M. Dudley                        3,040                1.7             19.72          12/10/13               30,046

------------------------------------

(1)   Represents shares of Common Stock underlying stock options with tandem
      SARs.

(2)   The Grant Date Present Value is a hypothetical value determined by utilizing a Black-Scholes option pricing model. The following assumptions were used in the calculation: a risk-free interest rate of 4.318%, a dividend yield of 0%, an expected stock price volatility of 42.76%, and an expected life of 6.67 years for each option/SAR. No adjustments were made for non-transferability or risk of forfeiture. The actual value, if any, that a grantee realizes will depend on the excess of the stock price over the exercise price on the date the option/SAR is exercised. There can be no assurance that the value realized will be at or near the hypothetical value set forth in the table.

      The stock options with respect to the Company's Common Stock set forth in the above table were granted under the 2002 Omnibus Plan at the closing price on the date of the grant, and vest 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

      The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 2003 by each of the named executive officers, and the 2003 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.

           (A)                    (B)              (C)                      (D)                             (E)
                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                                                                  AT FISCAL YEAR-END (#)           AT FISCAL YEAR-END ($)
                                                               ------------------------------  ---------------------------------
                                 SHARES
                               ACQUIRED ON       VALUE
           NAME               EXERCISE (#)    REALIZED ($)      EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
---------------------------   --------------  --------------   -------------   --------------   --------------  ----------------

Charles E. Hurwitz                       -0-             -0-        90,000(1)          -0-               -(2)            -0-
                                         -0-             -0-       252,980(3)      327,100(3)      502,215(2)      1,169,630(2)
J. Kent Friedman                         -0-             -0-        37,820(3)       57,000(3)       77,325(2)        191,580(2)
Paul N. Schwartz                         -0-             -0-       119,620(3)       68,260(3)       92,898(2)        230,102(2)
Bernard L. Birkel                        -0-             -0-        13,280(3)       14,000(3)       20,588(2)         47,895(2)
Diane M. Dudley                          -0-             -0-         8,720(3)       10,020(3)       14,031(2)         34,814(2)

------------------------------------

(1)   Represents underlying shares of Preferred Stock.

(2)   Valued based upon the $18.95 closing price of the Company's Common Stock on December 31, 2003. No value is shown where the exercise price is higher than such closing price.

(3)   Represents underlying shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information, as of December 31, 2003, concerning securities which have been, or are available to be, issued under the various equity compensation plans of the Company.

                                                         (A)                    (B)                   (C)
                                                                                               NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE FOR
                                                                                               FUTURE ISSUANCE UNDER
                                                NUMBER OF SECURITIES TO   WEIGHTED-AVERAGE      EQUITY COMPENSATION
                                                BE ISSUED UPON EXERCISE   EXERCISE PRICE OF      PLANS (EXCLUDING
                                                OF OUTSTANDING OPTIONS   OUTSTANDING OPTIONS, SECURITIES REFLECTED IN
                 PLAN CATEGORY                  WARRANTS AND RIGHTS      WARRANTS AND RIGHTS        COLUMN (A))
----------------------------------------------- -----------------------  -------------------- -----------------------
EQUITY COMPENSATION PLANS APPROVED BY
SECURITY HOLDERS (1):
      Common Stock                                          1,073,590               $  22.99               324,710 (2)
      Preferred Stock                                          90,000                  39.61                70,000

EQUITY COMPENSATION PLANS NOT APPROVED BY
SECURITY HOLDERS                                                    -                      -                      -
                                                =======================                        =======================
   TOTAL                                                    1,163,590                  24.28                378,910

------------------------------------

(1)   Does not include securities issuable pursuant to the Executive Plan as there are no securities set aside for issuance thereunder. However, it is possible that securities of the Company could in the future be issued pursuant to the Executive Plan.

(2)   Includes the additional 16,800 shares of Common Stock which would be issuable were the Amended and Restated Non-Employee Director Stock Plan to
      be approved.

RETIREMENT PLANS

      MAXXAM Pension Plan
      All officers who are also employees and other regular employees of the
Company automatically participate in the Company's Pension Plan (the "PENSION
PLAN"), a noncontributory, defined benefit plan. Retirement benefits equal the sum of an employee's "past service benefit" and "future service benefit."
Benefits are based on (i) an employee's base salary, including overtime, but excluding bonuses, commissions and incentive compensation and (ii) an employee's age and the number of years of service with the Company.

      Under the Pension Plan, the annual past service benefit is the greatest of:

      (i)    benefits accrued under the plan through December 31, 1986;

      (ii)   the product of (a) the sum of 0.8% of the participant's Past Service
             Compensation Base (as defined), plus 0.8% of the participant's Past
             Service Compensation Base in excess of $15,000 and (b) the participant's credited years of service prior to January 1, 1987; or

      (iii)  the product of 1.2% of the participant's Past Service Compensation
             Base and the participant's credited years of service prior to
             January 1, 1987.

      For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus
2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000.
Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

      The amount of an employee's aggregate plan compensation that may be included in benefit computations under the Pension Plan is limited to $200,000 for 2003. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 2003 and credited years of service as of December 31, 2003 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers were as follows: Mr. Hurwitz: $200,000--23 years--$139,008; Mr.
Friedman: $200,000--4 years--$42,781; Mr. Schwartz: $200,000--23 years--$126,288; Mr. Birkel: $191,884--13 years--$91,992; and Ms. Dudley:
$172,010--23 years-- $66,622.

      The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $205,000 for 2004 and subsequent years under Section
401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $165,000 for 2004 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under Section 415 of the Code.

      MAXXAM Supplemental Executive Retirement Plan
      Effective March 8, 1991, the Company adopted an unfunded non-qualified
Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that eligible participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in the SERP are selected by the Board. Three executive officers of the Company, Messrs. Hurwitz, Friedman and Schwartz, were entitled to receive benefits under the SERP during 2003.

      The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 2004 qualified plan pay limit ($205,000) and benefit limit ($165,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 2003 levels are assumed.

                                                            HURWITZ      FRIEDMAN      SCHWARTZ
                                                         ------------- ------------- -------------

COVERED COMPENSATION FOR 2003:
           Qualified Plan                                $     200,000 $     200,000 $     200,000
           Nonqualified Plan                                   609,412       282,040       379,305
                                                         ------------- ------------- -------------
            Total                                        $     809,412 $     482,040 $     579,305
                                                         ============= ============= =============

CREDITED YEARS OF SERVICE AS OF DECEMBER 31, 2003                   23             4            23

PROJECTED NORMAL RETIREMENT BENEFIT:
           Qualified Plan                                $     139,008 $      42,781 $     126,288
           Nonqualified Plan                                   181,733        59,391       129,029
                                                         ------------- ------------- -------------
            Total                                        $     320,741 $     102,172 $     255,317
                                                         ============= ============= =============

MAXXAM SEVERANCE PLAN

      Severance pay is generally granted to regular full-time employees who are involuntarily terminated, subject to certain conditions and a number of exclusions, pursuant to an unfunded plan. The plan provides for payment after such termination in an amount ranging from two weeks' salary for at least one year of service graduating to a maximum of 104 weeks' salary. The amounts payable under the plan if the named executive officers had been involuntarily terminated on December 31, 2003 would have been as follows: Mr.
Hurwitz--$1,618,824; Mr. Friedman--$74,160; Mr. Schwartz-- $1,158,610; Mr.
Birkel--$376,388; and Ms. Dudley--$334,020.

DEFERRED COMPENSATION PROGRAM

      Certain executive officers are eligible to participate in a deferred compensation program. An eligible executive officer may defer up to 30% of gross salary and up to 30% of any bonus otherwise payable to such executive officer for any calendar year. The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid and is deemed "invested" in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month.
Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the executive ceases for any reason to be an employee of the Company, either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive's election. None of the Company's executive officers currently participates in this program.

EMPLOYMENT CONTRACTS

      Mr. Friedman and the Company entered into a five-year employment agreement effective December 1, 1999. Pursuant to the terms of the agreement, Mr. Friedman is currently entitled to a base salary of $450,000 per year. This amount is reviewed in accordance with the Company's generally applicable practices;
however, the Company has no obligation under such agreement to increase Mr.
Friedman's base salary. Mr. Friedman's employment agreement also provides that he receive an annual bonus of not less than $150,000 for each calendar year during the term of the agreement. Mr. Friedman at that time also received a grant of non-qualified stock options with tandem SARs, with respect to 17,500 shares of the Common Stock at an exercise price of $45.50 per share, and a grant of options to purchase 167,000 shares of Kaiser common stock at an exercise price of $9.00 per share. The stock options granted to Mr. Friedman under the agreement relating to Kaiser common stock were exchanged by him for restricted shares of Kaiser common stock in connection with the Kaiser Exchange Offer. See
Note 3 to "Summary Compensation Table."

      Pursuant to the terms of Mr. Friedman's agreement, Mr. Friedman received a
$250,000 interest-free loan from the Company. Further, contingent upon Mr.
Friedman's continued employment with the Company, beginning on December 1, 2000 and continuing annually thereafter, $50,000 of the principal of the loan is required to be forgiven by the Company until the principal of the loan has been reduced to zero. Pursuant to the terms of the agreement, Mr. Friedman is also entitled to participate in all employee benefit plans and programs which are available to the Company's senior executive employees. Mr. Friedman's agreement provides that upon the termination of his employment (either voluntarily by Mr.
Friedman or for cause), Mr. Friedman is entitled to (i) pro rata base salary through the date of such termination and (ii) any compensation and benefits otherwise due to him pursuant to the terms of the Company's employee benefit plans. In the event of termination due to due to death or permanent disability,
Mr. Friedman or his estate is entitled to the above benefits plus a prorated bonus and partial benefits in respect of the Capital Accumulation Plan, the
Pension Plan and the SERP. In addition, in the event of Mr. Friedman's termination under the circumstances described above, any outstanding principal on the loan referred to above becomes payable by him upon such termination. In the event of termination of Mr. Friedman's employment for any other reason
(including a termination within 12 months of a Change of Control, as defined, of the Company), any amount on Mr. Friedman's loan would be forgiven, and he would be entitled to (i) salary, bonus and benefits under the Pension Plan and the
SERP as if he had remained employed by the Company through December 31, 2004, and (ii) any compensation and benefits otherwise due to him pursuant to the
Company's employee benefit plans.

                      REPORT OF THE COMPENSATION COMMITTEES
                                       ON
                             EXECUTIVE COMPENSATION

      Two compensation committees administer the Company's compensation plans, the Policy Committee and the Section 162(m) Committee. The Policy Committee
administers and establishes overall compensation policies except to the extent that such authority has been delegated by the Board of Directors to the Section
162(m) Committee. The Section 162(m) Committee administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m) of the Code. Each of the committees reports directly to the full Board of Directors and together they have furnished the following report on executive compensation for fiscal year 2003.

EXECUTIVE OFFICER COMPENSATION

      The Policy Committee generally approves the policies and criteria under which compensation is paid or awarded to the Company's executive officers.
Occasionally, the Chief Executive Officer of the Company exercises his authority to make a particular payment, award or adjustment. Among the factors the Policy
Committee takes into consideration in its decisions on executive compensation are the diversified and multifaceted financial and managerial skills required to effectively manage the Company's complex structure. For instance, the Company consists of units operating in wholly separate industries and many of the
Company's executives also serve in executive capacities in some or all of its operating subsidiaries in these industries. In addition, the Company continues to position itself to respond when growth opportunities become available.
Accordingly, the Policy Committee looks not only to the Company's annual earnings, enhanced stockholder value, and the business development efforts of its executive officers and business units when making executive compensation decisions but also recognizes the particular talents required to build the
Company's asset base through acquisitions and expansion into new business segments. The Policy Committee also recognizes and takes into account the role of the Company's executive officers in financial structuring, refinancing and reorganizations on behalf of its operating units. Additional factors considered by the Policy Committee are the public relations, regulatory and litigation related challenges the Company presents for its executive officers. All of these factors present a particular challenge in determining appropriate approaches to executive compensation. The Policy Committee or Section 162(m) Committee may on
occasion engage outside consultants in connection with particular compensation issues.

      The primary elements of compensation for executive officers of the Company are base salaries and annual discretionary bonuses. The Policy Committee also recommends or approves bonus compensation awards from time to time under additional incentive compensation programs such as the 2002 Omnibus Plan.
Certain executive officers may also become eligible to participate in the
Company's Executive Plan, although to date only the Chief Executive Officer and the President have met the criteria for participation. Except for Mr. Friedman, none of the Company's executive officers have an employment agreement.

      Base Salary
      The Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and the industries in which it operates allow them to be key contributors to the administration, management and operations of the Company. Specific determinations are based primarily on individual attributes and performance and the executive officers' specific duties, responsibilities and qualifications.
Base salaries are generally adjusted annually based on a variety of factors, including cost of living information and industry trends. Following a year in which executive officer salaries were frozen, in December 2003, executive officers received salary increases of approximately 3.0% or less in respect of
2004 (although one executive officer did receive a larger increase in connection with a promotion).

      Annual Discretionary Bonus
      Company policy requires that a significant portion of an executive officer's compensation be at-risk and paid through an annual discretionary bonus. This policy enables the Policy Committee to focus on each executive officer's individual efforts and contribution to the Company during the year in the context of both the Company's performance and the particular responsibilities and projects undertaken by the executive during the year, and award bonus compensation accordingly. Specific determinations are based primarily on the level of achievement of the Company's corporate objectives, the individual's contribution to the achievement of those objectives and the assumption of additional duties or responsibilities. The Company also recognizes particular challenges faced by executives in efforts to strengthen some of its less profitable or marginal operations. The Policy Committee believes that this approach best serves both the short- and long-term interests of the Company and its stockholders by significantly compensating executive officers retrospectively for services they have performed that can be both quantitatively and qualitatively analyzed as opposed to compensating executive officers prospectively through larger base salaries. Bonus compensation is typically awarded in December of each fiscal year and principally paid in cash. Bonus amounts paid by the Company to executive officers in December 2002 were generally 20% less than the bonuses paid for 2001. The bonuses awarded in
December 2003 increased somewhat from the prior year's awards, but were still less than 2001 levels. These bonuses were proposed by the Chief Executive
Officer or President (other than in respect of themselves), subject to review and approval by the Policy Committee.

      Additional Incentive Awards
      Awards under the 2002 Omnibus Plan are stock-based and any compensation which could arise from the awards would normally be tied to stock price appreciation. In 2003, five executive officers were granted non-qualified stock options, with such options having tandem stock appreciation rights, with respect to 46,000 shares of Common Stock. In addition to those grants, the Chief
Executive Officer was granted non-qualified options, with such options having tandem stock appreciation rights, with respect to 99,680 shares of the Company's
Common Stock.

      Executive Plan
      The Executive Plan provides performance incentives to each participant while securing, to the extent permitted, a tax deduction by the Company for payments of additional incentive compensation. In 2003, the Section 162(m)
Committee adopted certain amendments to the Executive Plan, subject to reapproval of the Executive Plan by the stockholders. These amendments included revising the definition of "Affiliate" to exclude the Kaiser affiliated group, lowering the qualifying dollar threshold for "Extraordinary Transactions" from
$100 million to $25 million, and various clarifying changes. The stockholders of the Company subsequently reapproved the Executive Plan. Under the Executive
Plan, the executive officers who are or will be eligible to participate are the only executive officers of the Company to which the deduction limitation of
Section 162(m) of the Code is likely to apply. The Section 162(m) Committee meets prior to the 90th day of each year to identify current areas, factors or transactions involving the Company's business where the Section 162(m) Committee believes it would be beneficial to provide an incentive for a participant's performance. As a result, objective performance criteria are pre-established and based on general business standards or are narrowly fact-specific to a given fiscal year or, in some instances with respect to longer term objectives, multiple fiscal years. The Chief Executive Officer and the Company's President
were the only executive officers eligible under the Executive Plan for 2003
(with the President receiving no compensation thereunder and the Chief Executive
Officer receiving the compensation described in the following section).

      Compensation of the Chief Executive Officer for the Last Completed Fiscal Year
      The compensation of Charles E. Hurwitz, Chairman of the Board and Chief
Executive Officer, generally consists of the same elements as for other executive officers. However, the Policy Committee recognizes the special entrepreneurial talents of Mr. Hurwitz, which have provided unique benefits to the Company from time to time. Accordingly, the Policy Committee has occasionally awarded extraordinary compensation to Mr. Hurwitz in recognition of his role in providing such benefits and as an incentive to provide future opportunities. In December 2003, the Policy Committee approved a base salary increase of approximately 3.0% for Mr. Hurwitz, but no discretionary bonus for
2003.

      As described above, Mr. Hurwitz participates in the Executive Plan. The performance criteria established for 2003 by the Section 162(m) Committee for
Mr. Hurwitz under the Executive Plan were based upon (i) improved consolidated financial results, (ii) certain subsidiaries committing to specified new business ventures, (iii) extraordinary transactions by certain subsidiaries,
(iv) improvement in earnings per share and (v) the achievement by the Company's operating segments of their 2003 business plans. Based on these performance criteria, Mr. Hurwitz was entitled as of December 2003 to receive at least
$454,523 under the Executive Plan, and the Section 162(m) Committee awarded such amount. Additional criteria were subsequently satisfied by virtue of the
Company's financial performance in 2003 that would entitle Mr. Hurwitz to an additional award of up to $882,259; however, the 162(m) Committee exercised its negative discretion and did not approve any additional award.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and the four other most highly compensated executive officers of such companies.
Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Executive Plan and the 2002 Omnibus Plan,
each of which has been approved by the stockholders of the Company, are performance-based and designed to enable compliance with Section 162(m) of the
Code and the regulations thereunder. For purposes of Section 162(m) of the Code, the Section 162(m) Committee is composed of "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code.

Section 162(m) Compensation Committee                Compensation Policy Committee
of the Board of Directors                            of the Board of Directors

Robert J. Cruikshank, Chairman                       Robert J. Cruikshank
Stanley D. Rosenberg                                 Ezra G. Levin, Chairman
Michael J. Rosenthal                                 Stanley D. Rosenberg
                                                     Michael J. Rosenthal

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange
Act of 1934, except to the extent the Company specifically incorporates this
Report by reference therein.

April 8, 2004
To the Board of Directors of MAXXAM Inc.:

      In discharging its oversight responsibility as to the audit process, the
Audit Committee obtained from Deloitte & Touche LLP, the Company's independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence
Discussions with Audit Committees," as amended; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the
Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

      The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by Rule 2-07 of SEC Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Audit Committee reviewed with management and the independent auditors the quarterly reports on Form 10-Q of the Company for each of the three quarters in the nine-month period ended September 30, 2003 and the annual report on Form
10-K for the year ended December 31, 2003. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements. The
Audit Committee discussed with Messrs. Hurwitz and Schwartz, the Company's Chief
Executive and Chief Financial Officers, their certifications of such reports.

      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the
Company's audited financial statements be included in its Annual Report on Form
10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 30, 2004.

                                       Audit Committee of the Board of Directors
                                       Michael J. Rosenthal, Chairman
                                       Robert J. Cruikshank
                                       Ezra G. Levin
                                       Stanley D. Rosenberg

                         PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to the Company and its consolidated subsidiaries (excluding Kaiser) for professional services provided in 2002 and 2003 by Deloitte & Touche LLP ("DELOITTE"), the Company's
independent auditor and principal accounting firm:

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                                2003             2002
                                                          ---------------- ----------------

Audit Fees(1).............................................$        974,910 $        777,300
Audit-Related Fees(2).....................................          48,552           61,137
Tax Fees(3)...............................................         627,462          339,410
All Other Fees(4).........................................              --               --
                                                          ---------------- ----------------
       Total..............................................$      1,650,924 $      1,177,847
                                                          ================ ================

------------------------------------

(1)   Consists of professional services rendered for the audit of the annual financial statements of the Company and certain subsidiaries and for the review of the quarterly financial statements of the Company and certain subsidiaries.

(2)   Consists of fees for the audits of the benefit plans of the Company and certain subsidiaries and fees for accounting and financial reporting consultations.

(3)   Consists of fees for tax planning and tax compliance services.

(4)   Consists of fees for permitted non-audit services.

      The Audit Committee has responsibility for appointing, setting compensation and overseeing the independence and work of the independent auditor. In recognition of this responsibility, the Audit Committee's Charter requires pre- approval by the Audit Committee of all audit and non-audit services to be furnished by the independent auditor to the Company and its subsidiaries (see Section III.8 of Appendix A for additional details).
Pre-approval is waived in those instances permitted by applicable SEC regulation so long as the Audit Committee subsequently approves such services within any applicable deadline. None of the foregoing services were approved by the Audit
Committee pursuant to the provisions of Section 2-01(c)(7)(i)(C) of SEC
Regulation S-X.

                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500
Stock Index and a peer group consisting of companies included by S&P in its published indices for the Forest Products Industry for the Company's last five fiscal years. The graph assumes that the value of the investment in the
Company's Common Stock and each index was $100 at December 31, 1998, and that all dividends were reinvested. The data points are calculated as of the last trading day for the year indicated.

[GRAPHIC OMITTED]

                          Base
                         Period
Company/Index            Dec. 98   Dec. 99   Dec. 00   Dec. 01   Dec. 02   Dec. 03
-----------------------  -------   -------   -------   -------   -------   -------
MAXXAM Inc.                100      74.73     26.47     30.50     16.21     33.03
S&P 500 Index              100     121.04    110.02     96.95     75.52     97.18
S&P 500 Forest Products    100     146.32    100.71    109.06    102.35    143.79

      In addition to its forest products operations, the Company is involved in the real estate and racing industries. However, the real estate and racing units of the Company accounted for less than 25% and 15%, respectively, of the
Company's 2003 consolidated revenues. Accordingly, a line-of-business index for each such industry is therefore not utilized.

                              CERTAIN TRANSACTIONS

LITIGATION MATTERS

      USAT Matters
      In 1995, the United States Department of Treasury's Office of Thrift
Supervision ("OTS") initiated a formal administrative proceeding (the "OTS
ACTION") against the Company and others alleging, among other things, misconduct by the Company, Federated Development Company (the predecessor of Giddeon
Holdings; "FEDERATED") and Mr. Hurwitz (collectively, the "RESPONDENTS") and others with respect to the failure of United Savings Association of Texas
("USAT"). The OTS sought damages ranging from $326.6 million to $821.3 million under various theories. Following 110 days of proceedings before an administrative law judge during 1997-1999, and over two years of post -trial briefing, on September 12, 2001, the administrative law judge issued a recommended decision in favor of the Respondents on each claim made by the OTS.
On October 17, 2002, the OTS action was settled for $0.2 million and with no admission of wrongdoing on the part of the Respondents.

      In 1995, the Federal Deposit Insurance Corporation ("FDIC") filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC
Resolution Fund v. Charles E. Hurwitz (the "FDIC ACTION") in the U.S. District
Court for the Southern District of Texas (No. H-95-3956). The original complaint was against Mr. Hurwitz and alleged damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The FDIC action has been dismissed as a result of the settlement of the OTS action. This dismissal does not affect the
FDIC counterclaim or the Sanctions Motion described in the following paragraph.

      On May 31, 2000, the Respondents filed a counterclaim to the FDIC action
(the "FDIC COUNTERCLAIM") in U.S. District Court in Houston, Texas (No.
H95-3956). On November 8, 2002, the Respondents filed an amended counterclaim and an amended motion for sanctions (collectively, the "SANCTIONS MOTION"). The
Sanctions Motion states that the FDIC illegally paid the OTS to bring claims against the Respondents and that the FDIC illegally sued for an improper purpose. The Respondents are seeking as a sanction to be made whole for the attorneys' fees they have paid (plus interest) in connection with the OTS and
FDIC actions. As of December 31, 2003, such fees were in excess of $40 million.
The Respondents are pursuing this claim vigorously.

      On January 16, 2001, an action was filed against the Company, Federated and certain of the Company's directors in the Court of Delaware Chancery Court entitled Alan Russell Kahn v. Federated Development Co., MAXXAM Inc., et. al.,
Civil Action 18623NC (the "KAHN LAWSUIT"). The plaintiff purports to bring this action as a stockholder of the Company derivatively on behalf of the Company.
The lawsuit concerns the OTS and FDIC actions, and the Company's advancement of fees and expenses on behalf of Federated and certain of the Company's directors in connection with these actions. It alleges that the defendants have breached their fiduciary duties to the Company, and have wasted corporate assets, by allowing the Company to bear all of the costs and expenses of Federated and certain of the Company's directors related to the OTS and FDIC actions. The plaintiff seeks to require Federated and certain of the Company's directors to reimburse the Company for all costs and expenses incurred by the Company in connection with the OTS and FDIC actions, and to enjoin the Company from advancing to Federated or certain of the Company's directors any further funds for costs or expenses associated with these actions. The parties have agreed to an indefinite extension of the defendants' obligations to respond to the plaintiffs' claims.

      Cook and Cave lawsuits
      Similar actions entitled Alan Cook, et al. v. Gary Clark, et al. (No.
DR020718) (the "COOK ACTION") and Steve Cave, et al. v. Gary Clark, et al. (No.
DR0220719) (the "CAVE ACTION") have been filed in the Superior Court of Humboldt
County, California. The defendants in these actions include the Company and certain of its subsidiaries, Federated, and Mr. Hurwitz and certain other current and former officers of the Company and the subsidiaries. On April 4,
2003, the plaintiffs filed amended complaints and served the defendants with notice of the actions. The Cook action alleges, among other things, that defendants' logging practices have contributed to an increase in flooding along
Freshwater Creek (which runs through Pacific Lumber's timberlands), resulting in personal injury and damages to the plaintiffs' properties. Plaintiffs further allege that in order to have timber harvest plans approved in the affected areas, the defendants engaged in certain unfair business practices. The plaintiffs seek, among other things, compensatory and exemplary damages, injunctive relief, and appointment of a receiver to ensure the watershed is restored. The Cave action contains similar allegations and requests similar relief with respect to the Elk River watershed (a portion of which is contained on Pacific Lumber's timberlands).

      Indemnification of Directors and Officers
      Certain present and former directors and officers of the Company are parties in certain of the actions described above. The Company's Amended and
Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

OTHER MATTERS

      The Company and certain of its subsidiaries share certain administrative and general expenses with Giddeon Holdings. Under these arrangements, Giddeon
Holdings' obligation to the Company and its subsidiaries was approximately
$51,184 for 2003. At December 31, 2003, Giddeon Holdings owed the Company $7,024 for certain general and administrative expenses, which amount was subsequently paid in 2004.

      On February 12, 2002, Kaiser, its principal operating subsidiary, KACC, and a number of KACC's subsidiaries, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Additional Kaiser subsidiaries filed for Chapter 11 protection in the first quarter of 2003. The Company and its subsidiary, MAXXAM
Group Holdings Inc., collectively own approximately 62% of Kaiser. Kaiser has not yet filed a plan of reorganization. For further information regarding the status of Kaiser's Chapter 11 proceedings and certain related matters, see Notes
1 and 12 to the Consolidated Financial Statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the
"FORM 10-K"). Mr. Hurwitz has served as a director of Kaiser since October 1988 and KACC since November 1988. Mr. Friedman served as Senior Vice President and
General Counsel of Kaiser and KACC from December 1999 until February 2002. Mr.
Cruikshank has served as a director of Kaiser and KACC since January 1994. Mr.
Levin has served as a director of Kaiser and KACC since July 1991 and November
1988, respectively.

      Mr. Levin, a director of the Company, is a member of the law firm of
Kramer Levin Naftalis & Frankel LLP, which provides legal services to the
Company and its subsidiaries (the revenues from such services accounting for less than 1% of such firm's revenues in 2003).

      Shawn Hurwitz, the son of Mr. Hurwitz, is also Chief Executive Officer of the Company's real estate operations, and during 2003 received an aggregate of
$485,000 in salary and bonus and a grant of 8,200 Common Stock options with underlying SARs pursuant to the 2002 Omnibus Plan (at an exercise/base price equal to the closing price of the Company's Common Stock on the date of grant).

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from the reporting persons, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and beneficial owners holding greater than ten percent.

                                 OTHER BUSINESS

      Neither the Board nor management intends to bring before the Annual
Meeting any business other than the matters referred to in the Notice of Annual
Meeting of Stockholders and this Proxy Statement, nor is any stockholder entitled under the Company's Amended and Restated By-Laws to bring any such other matter before the Annual Meeting. Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named on the enclosed proxy card will vote on such matters according to their best judgment.

                                  OTHER MATTERS

SOLICITATION OF PROXIES

      The cost of mailing and soliciting proxies in connection with the Annual
Meeting will be borne by the Company. In addition to solicitations by mail, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor beyond their regular salaries or fees). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and Preferred Stock of the Company,
and such entities will be reimbursed for their expenses.

INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte has completed its audit with respect to the Company's 2003 fiscal year. The Company also anticipates that Deloitte will conduct the 2004 audit, although the Audit Committee has not yet commenced the selection process with respect to the 2004 audit. Representatives of Deloitte plan to attend the Annual
Meeting and will be available to answer questions. Such representatives will also have an opportunity to make a statement at the Annual Meeting if they so desire.

      As recommended by the Audit Committee (in accordance with the Audit
Committee charter then in effect), the Board on April 30, 2002, decided to no longer engage Arthur Andersen LLP ("ANDERSEN") as the Company's independent public accountants and to engage Deloitte to serve as the Company's independent public accountants effective immediately.

      Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended
December 31, 2001 and 2000, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statements and schedule for such year; and there were no reportable events, as listed in Item
304(a)(1)(v) of Regulation S-K.

      During the Company's fiscal years ended December 31, 2001 and 2000, the
Company did not consult Andersen with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items
304(a)(2)(i) and (ii) of Regulation S-K.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

      Due to the small number of communications from stockholders received by the Company, the Board has not adopted a formal process for receiving communications from stockholders. However, a stockholder may contact the Board, or any individual director, by sending a written communication to Board of
Directors, MAXXAM Inc., c/o Corporate Secretary, 5847 San Felipe, Suite 2600,
Houston, Texas 77057. A stockholder's letter should indicate that he or she is a
MAXXAM stockholder. The Corporate Secretary will either (a) distribute such communication to the Board, or a member or members thereof, as appropriate depending upon the facts and circumstances described in the communication received; or (b) determine that the communication should not be forwarded to the
Board or any of its members because, in the Secretary's judgment, (i) the communication is primarily commercial in nature and relates to the Company's ordinary business or otherwise relates to matters that are not relevant to the
Board; or (ii) the Company's management can adequately handle the stockholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual for action.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Proposals which stockholders intend to present at the 2005 annual meeting
(other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the proxy rules of the SEC or director nominees) must be received by the Company no later than December 22, 2004, to be presented at the meeting. Proposals pursuant to Rule 14a-8 of the proxy rules must also be received by December 22, 2004, to be eligible for inclusion in the proxy material for that meeting. Finally, stockholder submissions of director nominees must be made to the Company by no later than March 20, 2005 (by delivery or first class mail) to be presented at the meeting. Any such stockholder communications must be sent to the Company's Secretary at its executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057 via any method which provides evidence of delivery, other than facsimile or any other form of electronic communication.

                                                                     APPENDIX A

                                   MAXXAM INC.

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    AUDIT COMMITTEE PURPOSE

      The Audit Committee (the "Committee") of MAXXAM Inc. (the "Corporation")
      is appointed by the Board of Directors (the "Board") to aid the Board in
      fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

      o     Serve as an independent and objective party to oversee the integrity of the Corporation's accounting and financial reporting processes and internal control system, including the Corporation's systems of internal controls regarding finance and accounting, that management and the Board have established. Consistent with this function, the
            Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

      o     Review and appraise the independence and performance of the
            Corporation's independent accountants and the performance of the
            Corporation's internal auditing department or other body performing that function on behalf of the Corporation (the "Internal Audit
            Group").

      o     Provide an open avenue of communication among senior management, the independent accountants, the Internal Audit Group, and, as necessary, the Board.

      The purpose of this Charter is to outline the duties and responsibilities of the Committee. Neither the existence nor the provisions of this Charter may be relied upon by any person as a basis for asserting any liability against anyone serving as a member of the Committee at any time or against any person or entity providing services to or on behalf of the Committee.

      The Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The
      Committee shall also have, and the Board by ratification of this Charter grants to the Committee, the appropriate funding, as determined by the
      Committee, in its capacity as a committee of the Board, for payment of (a)
      compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation or any of its subsidiaries,
      (b) compensation to any advisers employed by the Committee, and (c)
      ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

II.   AUDIT COMMITTEE COMPOSITION AND MEETINGS

      The size and composition of the Committee and the qualification of its members shall meet the requirements of all laws, rules and regulations, including those of any exchange on which the Corporation's securities are listed (i.e. on such matters as having an Audit Committee Financial Expert and having members who satisfy requisite independence and financial literacy standards). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation, an outside consultant or other third party.

      The members of the Committee shall be elected by the Board annually (by written consent or at a regular or special meeting of the Board). The
      Chairman of the Committee shall be selected in accordance with the procedures established in the Corporation's By-laws.

      The Committee shall meet at least four times annually, on a quarterly basis, and shall meet more frequently if circumstances dictate. In addition, the Committee (or at least its Chairman) shall meet with management and the independent accountants quarterly to review the
      Corporation's financial statements, consistent with Section III.3. below.
      As part of its duty to foster open communication, the Committee shall meet as it deems necessary with management, including the chief financial, legal and accounting officers, with the director of the Internal Audit
      Group, and with the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these persons or groups believe should be discussed privately.

III.  COMMITTEE RESPONSIBILITIES AND DUTIES

      General

      1.    Review and reassess the adequacy of this Charter at least annually and update it as conditions dictate. Submit this Charter to the
            Board for approval whenever the Committee recommends any changes, but (whether or not changes are recommended) at least annually. Have the Corporation publish this Charter and provide any requisite certification in accordance with any applicable Securities and
            Exchange Commission, stock exchange or other requirements.

      2.    Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

      3.    Review with financial management and the independent accountants the
            Corporation's annual and quarterly financial statements prior to their issuance. The Committee may designate the Chairman to represent the entire Committee for purposes of the review of the quarterly (other than year-end) financial statements.

      4.    Consider and approve, if appropriate, major changes to the
            Corporation's auditing, accounting, and internal control principles and practices as suggested by management, the independent
            accountants, or the Internal Audit Group, and subsequently review with such persons, as appropriate, the extent to which such changes have been implemented.

      Independent Accountants

      5.    Advise the independent accountants that: (a) they are directly accountable to the Committee, as representatives of the
            Corporation's shareholders; and (b) the Committee has sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

      6.    Confer with the independent accountants concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and approve the independent accountants'
            annual engagement letter; direct the attention of the independent accountants to specific matters or areas deemed by the Committee to be of special significance; and authorize the independent
            accountants to perform such supplemental reviews or audits as the
            Committee may deem desirable.

      7.    Approve the fees and other compensation to be paid to the
            independent accountants taking into account all appropriate factors, including the range and cost of audit and non-audit services performed by the independent accountants.

      8.    The Committee shall pre-approve all audit and non-audit services to be furnished by the independent accountants to the Corporation or its subsidiaries; provided that (a) the Chairman (or, in the absence of the Chairman, another Committee member) may pre-approve such services on an emergency basis so long as the Committee subsequently ratifies this action, and (b) pre-approval is waived in those instances permitted by applicable SEC regulation so long as the
            Committee subsequently approves such services within any applicable deadline. The Committee may not approve the performance by the independent accountants of any non-audit services listed under
            Section 201(a) of the Sarbanes-Oxley Act of 2002 ("S-Ox Act") or
            Section (c)(4) of Rule 2-01 of SEC Regulation S-X ("Rule 2-01"). In
            assessing whether other non-audit services may be performed, the
            Committee shall focus on whether such services would be consistent with the provisions of Rule 2-01.

      9.    At least annually, review with management and the independent accountants any significant risks and exposures to the Corporation and its subsidiaries and the steps that management has taken to monitor and control such risks and exposures.

      10.   Review with management and the independent accountants the audit activities and significant audit findings of the independent accountants.

      11.   At least annually, consult with the independent accountants out of the presence of management about internal controls and the quality and appropriateness of the Corporation's accounting principles as applied in its financial statements.

      12.   On an annual basis, prior to the issuance of the independent accountants' opinion on the Corporation's financial statements, the
            Committee shall (a) receive from the independent accountants the report required by Rule 2-07 of SEC Regulation S-X (critical accounting policies and practices to be used, alternative GAAP treatments which have been discussed with management, and material written communications between the firm and management), and (b)
            obtain a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation consistent with Independence Standards Board
            Standard 1 "Independence Discussions with Audit Committees." The
            Committee shall review the statement and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. The Committee shall take appropriate action to monitor and oversee the independence of the independent accountants.

      13.   Following completion of the annual audit, (a) review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (b) review any significant disagreement among management and the independent accountants or the Internal Audit
            Group.

      14.   At least annually, inquire of management and the independent accountants as to whether they are aware of any consultations with other independent accountants regarding accounting and auditing matters that would have a material effect on the Corporation's financial statements.

      15.   The Committee shall monitor and review the performance of the independent accountants.

      Internal Audit Group

      16.   Confer with the Internal Audit Group concerning the focus of the work to be performed during the year.

      17.   Direct the special attention of the Internal Audit Group to specific matters or areas deemed by the Committee to be of special
            significance, and authorize the Internal Audit Group to perform such supplemental reviews or audits as the Committee may deem desirable.

      18.   Review an executive summary of the internal reports to management prepared by the Internal Audit Group and management's response.

      19.   Review and appraise the performance of the Corporation's Internal
            Audit Group.

      Whistleblower Procedures

      20.   The Committee shall review and reassess, at least annually, the procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential anonymous submission by employees regarding
            questionable accounting or auditing matters, as required by the S-Ox
            Act. The Committee shall update such procedures as conditions dictate.

      Other Audit Committee Responsibilities

      21.   Perform any other activities consistent with this Charter, the
            Corporation's By-laws and governing law, as the Committee or the
            Board deems necessary or appropriate.

      22.   Report to the Board periodically, but at least annually, concerning the activities of the Committee.

                            PRE-REGISTRATION REQUEST

If you plan to attend the MAXXAM Inc. Annual Meeting of Stockholders at 8:30
a.m., local time, on Wednesday, May 19, 2004, at The Power Center, Houston,
Texas, you may use this form to pre- register and expedite your admission to the meeting. Should you pre-register, you will only need to supply proof of identification (containing a photograph) to enter the meeting. If you hold your shares of record, please complete and return this form in order to pre-register.
If you hold your shares through your broker, bank or other nominee, please complete and return this form accompanied by your brokerage or similar statement
(demonstrating that you owned shares of Capital Stock as of the close of business on March 31, 2004). By pre-registering and furnishing proof of identification you will be able to gain admittance to the meeting. You will still need to follow the rules and procedures set forth in the Proxy Statement and at the Annual Meeting in order to vote your shares.

PLEASE RETURN THIS PRE-REGISTRATION FORM, TOGETHER WITH PROOF OF CAPITAL STOCK
OWNERSHIP AS OF THE RECORD DATE, IF NECESSARY, BY FACSIMILE TO (866) 364-3702
BEFORE 5:00 P.M., HOUSTON TIME, ON MAY 14, 2004.

(   )   I plan to attend     OR      (    ) I will send my proxy to attend the Company's
                                            Annual Meeting of Stockholders on May 19,
                                            2004.

                  Please print your response to the following:

Name:
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Proxy's Name (if applicable):
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Street:
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City:
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Printed on recycled paper.

                              MAXXAM SAVINGS PLAN
                                  MAXXAM INC.

TO ALL PARTICIPANTS:

A proxy statement setting forth the business to be transacted at the Annual
Meeting of Stockholders of MAXXAM Inc. to be held on May 19, 2004 is enclosed.

As a participant in the MAXXAM Savings Plan (the "Plan"), you can give the
Trustee confidential instructions as to how you wish to vote the Common Stock of
MAXXAM Inc. credited or contingently credited to your account. Through use of this Voting Instruction Form, you are entitled to one vote for each full share of such Common Stock credited to your account on March 31, 2004. For your information, such shares cannot be voted at the meeting by individual employees because the shares are registered on our stock records in the Trustee's name.

Please exercise your voting rights by indicating your instructions, dating, signing, detaching and sending the Voting Instruction Form to the Trustee under the Plan, using the enclosed envelope.

In order that the Trustee may carry out your instructions, it must receive this information by May 17, 2004.  If no instructions are received by that date, the
Trustee will not vote your stock.

Those of you who own MAXXAM Inc. Common Stock outside of the Plan will, of course, receive separate proxies for those shares, which may be returned in the usual manner.

                                   Very truly yours,

                                   MAXXAM INC.

                                   Paul N. Schwartz, Chairman
                                   MAXXAM Inc. Savings Plan Investment Committee

                                   Diane M. Dudley, Chairman
                                   MAXXAM Inc. Savings Plan Administrative
                                        Committee

                                  MAXXAM INC.
                        CONFIDENTIAL VOTING INSTRUCTIONS

      These confidential voting instructions are to Fidelity Management Trust
Company, as Trustee for the MAXXAM Savings Plan (the "Plan"), and are solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of
MAXXAM Inc. to be held on May 19, 2004.

      The undersigned, as a participant of the Plan, hereby directs the Trustee to vote (in person or by proxy) the number of shares of MAXXAM Inc. Common Stock credited to the undersigned's account under the Plan at the Annual Meeting of
Stockholders to be held on May 19, 2004, and at any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of the card.
In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

               (CONTINUED AND SIGNATURE REQUIRED ON REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 19, 2004

                        Confidential Voting Instructions

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS
DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.  PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / Robert J. Cruikshank   (for term expiring in 2005)
                                                /  / Stanley D. Rosenberg   (for term expiring in 2005)
     /  /  WITHHOLD AUTHORITY                   /  / Michael J. Rosenthal   (for term expiring in 2005)
           FOR ALL NOMINEES                     /  / Paul N. Schwartz       (for term expiring in 2007)

     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
--------------------------------------------------------------------------------

2.   Proposal to amend the Company's Restated Certificate of Incorporation.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   Proposal to adopt an Amended and Restated Non-Employee Director Stock Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

4.   In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any instructions heretofore given by the undersigned.

Your vote is confidential.  The Trustee is directed to vote as specified hereon.  If no directions are given, or if this form is not signed and returned, your shares will not be voted.  You cannot vote your shares in person at the
Annual Meeting; the Trustee is the only one who can vote your shares.

ALTHOUGH THE TRUSTEE TAKES NO STAND, MAXXAM'S BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" ALL NOMINEES HEREON, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION AND "FOR" THE PROPOSAL TO ADOPT AN
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  MAXXAM INC.
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bernard L. Birkel, Elizabeth D. Brumley and J. Kent Friedman as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM
Inc. to be held on May 19, 2004, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE
UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE NOMINEE TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE,
"FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION,
AND "FOR" THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 19, 2004

                                 Preferred Stock

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS
DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.  PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / Paul N. Schwartz (for term expiring in 2007)

     /  /  WITHHOLD AUTHORITY
           FOR ALL NOMINEES

     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the space above.  Please note that changes to the registered
name(s) on the account may not be submitted via this method.   /  /
--------------------------------------------------------------------------------

2.   Proposal to amend the Company's Restated Certificate of Incorporation.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   Proposal to adopt an Amended and Restated Non-Employee Director Stock Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

4.   In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any instructions heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  MAXXAM INC.
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bernard L. Birkel, Elizabeth D. Brumley and J. Kent Friedman as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM
Inc. to be held on May 19, 2004, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE
UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE,
"FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION,
AND "FOR" THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                  MAXXAM INC.

                                  May 19, 2004

                                  Common Stock

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS
DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.  PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE /X/

1.   ELECTION OF DIRECTORS
                                                NOMINEES
     /  /  FOR ALL NOMINEES                     /  / Robert J. Cruikshank   (for term expiring in 2005)
                                                /  / Stanley D. Rosenberg   (for term expiring in 2005)
     /  /  WITHHOLD AUTHORITY                   /  / Michael J. Rosenthal   (for term expiring in 2005)
           FOR ALL NOMINEES                     /  / Paul N. Schwartz       (for term expiring in 2007)

     /  /  FOR ALL EXCEPT
           (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  /  /

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
--------------------------------------------------------------------------------

2.   Proposal to amend the Company's Restated Certificate of Incorporation.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3.   Proposal to adopt an Amended and Restated Non-Employee Director Stock Plan.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

4.   In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any instructions heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE.

Signature of Stockholder: _____________________________  Date: _________________

Signature of Stockholder: _____________________________  Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0073PXS4.MLB.WPD